Exhibit T3A-3

File Copy CERTIFICATE OF INCORPORATION OFA PRIVATE LIMITED COMPANY 07316221 Company No. The Registrar of Companies for England and Wales, hereby certifies that EGALET LIMITED is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered office is in ENGLAND/WALES Given at Companies House, Cardiff, on 15th July 2010 t(i \ 1111111111 : = "'<1 : ·•••.. ...... !J} '0, ....... "'"' 0-l4ND ';.. <;;;> THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES *N073162219* Companies House - for the record - The above information was communicated by electronic means and authenticated by the Registrar of Companies under Section 1115 of the Companies Act 2006

INOl(ef) .··a ······.·..····· . ...................: Companies House - for the record - Received for filing in Electronic Fonnat on the: 15/07/2010 XK6TRLPH Company Name in full: EGALET LIMITED Private limited by shares Company Type: Situation of Registered Office: England and Wales Proposed Register Office Address: 8 CLIFFORD STREET LONDON UNITED KINGDOM W1S2LQ I wish to adopt entirely bespoke articles Electronically Filed Document for Company Number: 07316221 Page:1 Application to register a company

Proposed Officers Company Secretary I Type: Corporate BR SECRETARIES LTD. Name: Registered or principal address: 8 CLIFFORD STREET LONDON UNITED KINGDOM W1S2LQ European Economic Area (EEA) Company UNITED KINGDOM 06134646 Register Location: Registration Number: Date authorised: Authenticated: YES Consented to Act: Y 15/07/2010 Electronically Filed Document for Company Number: 07316221 Page:2

Company Director I Type: Fullforename(s): Surname: Former names: Person DR REGINA HODITS UNTERER KIRCHBERG 7 7093 JOIS AUSTRIA Service Address: Country/State Usually Resident: AUSTRIA Date of Birth: 24/12/1969 Nationality: AUSTRIAN Occupation: INVESTMENT MANAGER Consented to Act: Y Date authorised: 15/07/2010 Authenticated: YES Electronically Filed Document for Company Number: 07316221 Page:3

Statement of Capital (Share Capital) Class of shares ORDINARY Number allotted Aggregate nominal value Amount paid per share Amount unpaid per share 1 0.01 Currency EUR 0.01 0 Prescribed particulars VOTING RIGHTS-SHARES RANK EQUALLY FOR VOTING PURPOSES. ON A SHOW OF HANDS EACH MEMBER SHALL HAVE ONE VOTE AND ON A POLL EACH MEMBER SHALL HAVE ONE VOTE PER SHARE HELD. THE VOTING RIGHTS ARE MORE PARTICULARLY DESCRIBED IN THE ARTICLES OF ASSOCIATION. DIVIDEND RIGHTS EACH SHARE RANKS EQUALLY FOR ANY DIVIDEND DECLARED AS MORE PARTICULARLY DESCRIBED IN THE ARTICLES OF ASSOCIATION. DISTRIBUTION RIGHTS ON A WINDING UP-EACH SHARE RANKS EQUALLY FOR ANY DISTRIBUTION MADE ON A WINDING UP AS MORE PARTICULARLY DESCRIBED IN THE ARTICLES. REDEEMABLE SHARES-THE SHARES ARE NOT REDEEMABLE. Statement of Capital (Totals) Currency Total number of shares Total aggregate nominal value EUR 1 0·01 Electronically Filed Document for Company Number: 07316221 Page:4

Initial Shareholdings BR SECRETARIES LTD. Name: Address: Class of share: ORDINARY 8 CLIFFORD STREET LONDON UNITED KINGDOM W1S2LQ Number of shares: Currency: Nominal value of each share: Amount unpaid: Amount paid: 1 EUR 0.01 0 0.01 Electronically Filed Document for Company Number: 07316221 Page:5

Statement of Compliance I confirm the requirements of the Companies Act 2006 as to registration have been complied with. BR SECRETARIES LTD. YES Name: Authenticated: Authorisation Authoriser Designation: subscriber Authenticated: Yes End of Electronically Filed Document for Company Number: 07316221 Page:6

COMPANY HAVING A SHARE CAPITAL Memorandum of association of EGALET LIMITED Each subscriber to this memorandum of association wishes to form a company under the Companies Act 2006 and agrees to become a member of the company and to take at least one share. Name of each subscriber Authentication by each subscriber BR SECRETARIES LTD. BR SECRETARIES LTD. Dated 15/7/2010

Company Number: 07316111 THE COMPANIES ACf Z006 COMPANY LIMITED BY SHARES WRITfEN RESOLUTION OJI EGALET LIMITED (the "Company") Cln:ulatlon Date JSllea ..--2013 PwsuaniiD Chapter 2 of Part 13 of tho Companies Act 2006, the directors of 1he Company propose thai the following lutlona be passed as special resolutions of the Company: SPECIAL RESOLUTIONS the underslgned be and arc hereby arc rcdesi8Jilllcd as Ordinary Shares with a nominal value of Please read tbe noteo at tbe end or tbla do011ment before slgnlrylng your agreement to the above resolution. The wtderslgncd person entitled to vole on the above resolutions on the Ctrculatlon Dale hereby trrcvocably ugrees ID the above resolutions. ...... !! .L. duly don behalf of Ega let Corporation \lllllil\1 I J177Sl4 2 BUSINBSS #246 03/01/2014 COMPANIES HOUSE A20 I. THAT the 1,076,923 Onllnary Sba=, die 1,406,894 Series A·l Preferred Shares, the 593,106 Series A-2 Preferred Shares, the 2,327,301 Series B Plefoned Shares and the 113,916 Series B-1 Preferred Shares each with a nominal value of €0.01 each In the capital of the Company held by €0 0 I eadl, having the rights and subject 1o die restrictions set out In the amcoded and restated Articles of Association of the Company adopled pumwrt to Resolution I above; and 2 THAT immediately following the passing of Resolution l, tho draft Articles of Association o.ttachod to thla resolution be and hereby arc adopted 118 the Articles of Association of the Company In substitution for, and ID tho exclusion of; the extsting Articles of Association of the Company

NOTES 3 If you agree with the resolutiOn, please md1cate your agreement by signing and datmg this document where md1cated above and retummg It to the Company using one of the folloWing methods: • By hand deiivenng the signed copy to Rhodn Owen at Dechert LLP, 160 Queen V1ctona Street, London, EC4V 4QQ. • Post retummg the signed copy by post to Rhodn Owen at Dechert LLP, 160 Queen V1ctona Street, London, EC4V 4QQ If you do not agree to the resolution, you do not need to do anythmg. you will not be deemed to agree 1f you fail to reply. However, once you have md1cated your agreement to the resolution, you may not revoke your agreement 4. The Circulation date of the wntten resolutions IS 23 December 2013 (the "Circulation Date"). 5. Eligible members are the members who would have been entitled to vote on the resolution on the CirculatiOn Date of the wntten resolution 6 The penod for agreemg to the written resolutiOn IS the penod of 28 days begmnmg With the CirculatiOn Date (sectiOn 297 Compames Act 2006). Therefore unless, by 28 days folloWing the CirculatiOn Date, sufficient agreement has been received for a resolution to pass, It Will lapse. If you agree to the resolution, please ensure that your agreement reaches us before or on this date 7 If you are s1gmng this document on behalf of a person under a power of attorney or other authority please send a copy of the relevant power of attorney or authonty when retummg this document 8 In the case of JOint holders of shares, only the vote of the senior holder who votes will be counted by the Company Semonty IS determmed by the order m which the names of the JOint holders appear m the register of members. 9. A written resolutiOn IS passed s1gm fied their agreement to It. when the reqmred maJonty of eligible members have 18737524 2 BUSINESS

THE COMPANJES ACT :Z006 PRIVATE COMPANY LIMITED BY SHARES NEW ARTICLES OF ASSOCIATION of EGALET LIMITED (adopted by a spectal resolution passed on 2:3 'J)c:o· 2013) Dechert LLP 160 Queen Vlctona Street London EC4V 4QQ, UK Tel +44 (0) 20 7184 7000 19709287 2 EU_BUSINESS

THECOMPANffiSACTl006 PRIVATE COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION of EGALET LIMITED (adopted by a spec1al resolution passed on3J)c.oen.. 2013) 1. 1.1 PRELIMINARY The provisions contained m Schedule I to The Companies (Model Articles) Regulations 2008 (the "Model Artldes") apply to the company, except as provided m and so far as the same are not inconsistent w1th the provis1ons of these articles, and shall together w1th these art1cles constitute the art1cles of assoc1ation of the company Articles 11(2), 11(3), 13, 14, 17(2), 21, 27, 28, 29, 44(3), 44(4), 49 and 53(2Xa) of the Model Articles shall not apply to the company. I 2 1.3 In these articles, unless the context otherw1se requ1res, the following expressions shall have the followmg meanings. "2006 Act" the Companies Act 2006, "articles" the articles of assoc1ation of the company, whether as originally adopted or as from t1me to time altered by special or written resolut1on, "associated" in the context of two companies, one is a subsid1ary of the other or both are subs1d1anes of the same body corporate; "clear days" m relation to the penod of a notice, that penod excluding the day when the notice IS given or deemed to be given and the day for wh1ch It is g1ven or on which it is to take effect; "company secretary" the secretary of the company (1f any) or any other person appointed to perform the duties of the secretary of the company, mcludmg a joint, assistant or deputy secretary; "eligible director" a d1rector who would be entitled to vote on the matter at a meeting of d1rectors (but excluding any director whose vote IS not to be counted m respect of the particular matter), the ordmary shares m the cap1tal of the company and "shares" 19709287 2 EU_BUSINESS mcludes any mterest in any such shares, "statutes" the 2006 Act and every other statute (includmg any orders, regulations or other subordmate legislation made thereunder) for the time bemg m force concemmg compames and affecting the company, and "United Kingdom" Great Britain and Northern Ireland. 1.4 Words 1mportmg the masculine gender mclude the femmme gender. 1.5 Words 1mportmg persons mclude bodies corporate and umncorporated associations l 6 Words 1mportmg the smgular shall, where the context so permits, mclude a reference to the plural and VIce versa. l 7 SubJect as aforesaid, any words or expressiOns defined in the 2006 Act shall (1f not inconsistent with the subJect or context) bear the same meaning in these articles. 1.8 SubJect to article I.7, reference to any act, statute or statutory proviSion shall mclude any statutory modificatiOn, amendment or re-enactment thereof and every other act, order, regulatiOn or other subordinate legislatiOn made pursuant thereto from time to time m force 1.9 A special resolutiOn shall be effective for any purpose for which an ordmary resolution IS expressed to be reqmred under any provisiOn of these articles l I 0 References to any notice, resolution or other document bemg "written" or "in writing" shall mean wntten or reproduced by any substitute for writing or partly one and partly another, whether m electromc form, published on a website or otherwise. 1.11 References to an "address" shall include any number or address used for the purposes of sendmg or rece1vmg documents or informatiOn in electronic form m accordance with the provisions of the 2006 Act and as expressly permitted by, or pursuant to, these articles, such number or address for the time being havmg been notified to the sender by or on behalf of the recipient as bemg acceptable to the recipient for the particular manner of electromc form for the subJect or class of the subject matter concerned. 1.12 For the purposes of these articles (and without preJUdice to the other provisions of these articles), the cases m which notice m writing is to be taken as given to a member mclude any case in which the notice is sent, published on a website, or treated as given m electromc form m accordance with the 2006 Act I 13 Nothing many of these articles shall prevent or restnct the company usmg any method of sendmg, or g1vmg access to, any particular offer, notice or other document which the statutes or any other provision of these articles permits or enables the company to use. 2. REGISTERED OFFICE The company's registered office IS situated m England and Wales at Dechert LLP, 160 Queen V1ctona Street, London EC4V 4QQ 3. SHARE CAPITAL 3.1 The share capital of the company IS compnsed ofordmary shares of€0 01 each. 19709287 2 EU_BUSINESS

3.2 In accordance with sectiOn 567 of the 2006 Act, all of the requirements of sections 561 and 562 of the 2006 Act shall be excluded from applymg to the company m relation to the allotment by the company of any equ1ty set:untles. 3.3 The nghts conferred upon the holders of the shares of any class 1ssued w1th preferred or other nghts shall not, unless otherw1se expressly prov1ded by these art1cles or by the terms of 1ssue of the shares of that class, be deemed to be vaned by the creation or 1ssue of further shares ranking pan passu therewith. 4. LIEN 4.1 The company shall have a first and paramount hen on every share for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The d1rectors may at any t1me declare any share to be wholly or in part exempt from the proviSions of this art1cle 4. The company's lien on a share shall extend to any amount payable m respect of 1t 4 2 The company may sell m such manner as the directors determine any shares on wh1ch the company has a lien if a sum m respect of wh1ch the hen exists is presently payable and IS not pa1d w1thm 14 clear days after notice has been g1ven to the holder of the share or to the person entitled to 1t m consequence of the death or bankruptcy of the holder, demandmg payment and statmg that 1fthe notice is not complied w1th the shares may be sold 4 3 To g1ve effect to a sale the d1rectors may authonse some person to execute an mstrument of transfer of the shares sold to, or m accordance w1th the d1rect1ons of, the purchaser The title of the transferee to the shares shall not be affected by any megular1ty m or mvahd1ty of the proceedmgs m reference to the sale 4.4 The net proceeds of the sale, after payment of the costs, shall be applied m payment of so much of the sum for wh1ch the hen ex1sts as is presently payable, and any res1due shall (upon surrender to the company for cancellatiOn of the certificate for the shares sold and subject to a hke hen for any moneys not presently payable as ex1sted upon the shares before the sale) be pa1d to the person entltied to the shares at the date of the sale. 5. CALLS ON SHARES AND FORFEITURE 5.1 Subject to the art1cles and the terms on wh1ch shares are allotted, the d1rectors may send a notice (a "call notice") to a member requ1ring the member to pay the company a spec1fied sum of money (a "call") wh1ch 1s payable m respect of shares wh1ch that member holds at the date when the directors dec1de to send the call notice 5 2 A call notice: 5.2.1 may not reqmre a member to pay a call wh1ch exceeds the total sum unpa1d on that member's shares (whether as to the share's nommal value or any amount payable to the company by way ofpremmm), 5.2.2 must state when and how any call to wh1ch 1t relates 1t 1s to be paid, and 5.2.3 may perm1t or reqUire the call to be pa1d by mstalments 5.3 A member must comply w1th the reqmrements of a call notice, but no member IS obhged to pay any call before 14 days have passed smce the notice was sent 5.4 Before the company has rece1ved any call due under a call notice the duectors may (a) revoke 1t wholly or m part, or (b) specify a later time for payment than IS spec1fied m the 19709287 2 EU_BUSINESS notice, by a further notice in wntmg to the member m respect of whose shares the call IS made 5 5 Lmb1hty to pay a call Is not extmglllshed or transferred by transfernng the shares m respect of which It IS required to be paid 5 6 Jomt holders of a share are JOmtly and severally liable to pay all calls in respect of that share. 5.7 Subject to the terms on which shares are allotted, the directors may, when 1ssumg shares, provide that call notices sent to the holders of those shares may require them (a) to pay calls which are not the same, or (b) to pay calls at different times 5 8 A call notice need not be issued m respect of sums which are specified, m the terms on which a share IS Issued, as bemg payable to the company m respect of that share (whether m respect of nommal value or prenuum) on allotment, the occurrence of a particular event, or a date fixed by or m accordance w1th the terms of issue But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated m all respects as havmg failed to comply w1th a call notice in respect of that sum, and IS liable to the same consequences as regards the payment of interest and forfeiture. 5 9 If a person is liable to pay a call and fails to do so by the call payment date, the directors may Issue a notice of mtended forfeiture to that person and, until the call is paid, that person must pay the company mterest on the call from the call payment date at the relevant rate. 5 10 For the purposes ofth1s article 5 the "call payment date" IS the time when the call notice states that a call IS payable, unless the directors g1ve a notice spec1tymg a later date, m which case the "call payment date" IS that later date, 5 10.1 5 10 2 the "relevant rate" is (1) the rate fixed by the terms on which the share m respect of which the call is due was allotted; or (ii) such other rate as was fixed m the call notice which reqUired payment of the call, or has otherwise been determmed by the directors 5 II The directors may waive any obligatiOn to pay interest on a call wholly or in part. 5 12 A notice of mtended forfeiture· 5.12.1 may be sent in respect of any share m respect of which a call has not been paid as reqUired by a call notice, 5 12.2 must be sent to the holder of that share or to a person entitled to 1t by reason of the holder's death, bankruptcy or otherwise; 5 12 3 must reqUire payment of the call and any accrued interest by a date which IS not less than 14 days after the date of the notice; 5.12.4 must state how the payment IS to be made, and 5 12.5 must state that If the notice IS not complied w1th, the shares m respect of wh1ch the call Is payable will be liable to be forfeited 5.13 If a notice ofmtended forfeiture is not complied w1th before the date by which payment of the call IS required m the notice of mtended forfeiture, the directors may decide that any 19709287 2 EU_BUSINESS share m respect of which It was given is forfeited, and the forfeiture ts to include all dtvtdends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture. 5.14 Subject to the arttcles, the forfeiture of a share extmgmshes all mterests m that share, and all clatms and demands against the company m respect of tt, and all other rights and habthtles mctdental to the share as between the person whose share it was pnor to the forfeiture and the company. 5 15 Any share whtch ts forfeited m accordance with the articles ts deemed to have been forfeited when the dtrectors dectde that tt is forfeited and to be the property of the company and may be sold, re-allotted or otherwtse dtsposed of as the dtrectors thmk fit. 5 16 If a person's shares have been forfeited: 5.16.1 the company must send that person notice that forfeiture has occurred and record tt in the regtster of members; 5.16.2 that person ceases to be a member m respect of those shares, 5.16.3 that person must surrender the certificate for the shares forfetted to the company for cancellation; 5.16.4 that person remams liable to the company for all sums payable by that person under the arttcles at the date of forfeiture in respect of those shares, mcludmg any mterest (whether accrued before or after the date of forfeiture); and 5.16.5 the dtrectors may watve payment of such sums wholly or m part or enforce payment wtthout any allowance for the value of the shares at the ttme of forfetture or for any consideration recetved on thetr disposal. 5 17 At any ttme before the company dtsposes of a forfetted share, the dtrectors may dectde to cancel the forfeiture on payment of all calls and mterest due in respect of tt and on such other terms as they think fit. 5 18 If a forfetted share ts to be disposed of by bemg transferred, the company may recetve the consideration for the transfer and the directors may authonse any person to execute the mstrument of transfer. 5 19 A statutory declaration by a dtrector or the company secretary that the declarant ts a dtrector or the company secretary and that a share has been forfeited on a specified date IS conclustve evtdence of the facts stated m It as agamst all persons clatmmg to be entttled to the share and, subject to compliance with any other formalities of transfer requtred by the arttcles or by law, constitutes a good tttle to the share. 5 20 A person to whom a forfetted share is transferred is not bound to see to the applicatiOn of the consideratiOn (tf any) nor ts that person's title to the share affected by any Irregularity in or mvahd1ty of the process leading to the forfetture or transfer of the share 5.21 If the company sells a forfetted share, the person who held tt prior to tts forfetture ts entitled to recetve from the company the proceeds of such sale, net of any commtsston, and excludmg any amount whtch (a) was, or would have become, payable, and (b) had not, when that share was forfetted, been patd by that person m respect of that share, but no mterest ts payable to such a person m respect of such proceeds and the company ts not reqmred to account for any money earned on them. 19709287 2 EU_BUS!NESS

5 22 A member may surrender any share m respect ofwh1ch the directors may 1ssue a notice of intended forfeiture or may forfeit or wh1ch has been forfeited The directors may accept the surrender of any such share. The effect of surrender on a share IS the same as the effect of forfeiture on that share. A share which has been surrendered may be dealt with in the same way as a share wh1ch has been forfeited. 6. TRANSFER AND TRANSMISSION 6.1 Any shares wh1ch are not fully paid may be transferred by means of an mstrument of transfer, or in any other form approved by the drrectors, executed by or on behalf of the transferor and by or on behalf of the transferee and Model Article 26(1) shall be read and construed accordingly. 6 2 If a member dies, the survivor or survivors where he was a jomt holder, and his personal representatives where he was a sole holder or the only survivor of jomt holders, shall be the only person(s) recogmsed by the company as havmg any t1tle to h1s mterest, but nothmg herem contamed shall release the estate of a deceased member from any habihty m respect of any share which had beenJomtly held by h1m 6.3 In the case of a person becommg entitled to a share m consequence of the death or bankruptcy of a member 6.3.1 he may, upon such evidence bemg produced as the directors may properly require, elect either to become the holder of the share or to have some person nommated by him registered as a transferee; 6.3.2 1f he elects to become the holder he shall g1ve notice to the company to that effect, 6.3.3 if he elects to have another person regtstered he shall execute an mstrument of transfer of the share to that person; and 6.3 4 the provisiOns of Model Arttcle 26 (as amended by these arttcles) relatmg to the transfer of shares shall apply to any nottce or mstrument of transfer referred to in thts arttcle 6 3.4 as tf tt were an mstrument of transfer executed by the member and the death or bankruptcy of the member had not occurred. 6 4 The drrectors may at any time gtve nottce requmng a person becommg entitled to a share m consequence of the death or bankruptcy of a member to elect etther to become the holder of the share or to have some person nommated by htm regtstered as the transferee and 1f the nottce ts not comphed wtth wtthm 90 days the directors may thereafter withhold payment of all dtvtdends, bonuses or other momes payable m respect of the share until the requrrements of the nottce have been comphed with. 6.5 A person becommg entitled to a share m consequence of the death or bankruptcy of a member shall have the nghts to whtch he would be entitled tf he were the holder of the share, except that he shall not, before bemg regtstered as the holder of the share, be entitled m respect of tt to attend and vote at any meetmg of the company or of any separate meeting of the holders of any class of shares m the company 7. PROCEEDINGS AT GENERAL MEETINGS 7 I No business other than the appomtrnent of the chairman of the meeting IS to be transacted at a general meetmg unless a quorum ts present at the commencement of the meetmg and also when that business ts voted on 19709287 2 EU_BUSINESS

7 2 Where the company has only one shareholder for the time bemg, one quahfYmg person (as defined m section 318 of the 2006 Act) present at the meetmg shall be a quorum In any other case, the quorum shall be two · 7 3 The demand for a poll may, before the poll is taken, be withdrawn but only With the consent of the chairman of the meeting and a demand so withdrawn shall not be taken to have mvahdated the result of a show of hands declared before the demand was made. 7.4 A poll shall be taken as the chairman of the meetmg may direct and he may appomt scrutmeers (who need not be members) and fix a time and place for declarmg the result of the poll. 7 5 The result of the poll (unless 1t was held at an adJourned meetmg) shall be deemed to be the resolution of the meetmg at which the poll was demanded. 7.6 A poll demanded on the election of a chairman of the meetmg or on a questiOn of adjournment shall be taken forthwith. 7 7 A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman of the meetmg directs, not being more than 30 days after the poll is demanded. 7.8 The demand for a poll shall not prevent the continuance of a meetmg for the transaction of any business other than a questiOn on wh1ch the poll1s demanded 7.9 If a poll 1s demanded before the declaratiOn of the result of a show of hands and the demand IS duly withdrawn w1th the consent of the chairman of the meetmg, the meetmg shall contmue as 1fthe demand had not been made. 7.10 No notice need be given of a poll not taken forthwith ifthe time and place at wh1ch It IS to be taken are announced at the meetmg at which 1t 1s demanded, but m any other case at least seven clear days' not1ce shall be given spec•fYmg the time and place at which the poll IS to be taken. 8. VOTES 8.1 No member shall be entitled to vote at any general meetmg or at any separate meetmg of the holders of any class of shares m the company, e1ther m person or by proxy, unless all calls or other sums presently payable by h1m m respect of shares of the company have been paid 8.2 A proxy notice or any notice revokmg a proxy appomtment shall 8 2 I m the case of an individual, shall be signed by the appomtor or by h1s attorney, or 8.2.2 m the case of a body corporate, shall be either executed by it or s1gned on 1ts behalf by an attorney or a duly authonsed officer of the body corporate; or 8 2 3 m e1ther case (whether article 8.2 I or 8.2.2 applies), where the proxy notice or any notice revokmg a proxy appomtment IS to be effected m electromc form, signed m the manner and otherWise completed and dehvered upon such tenns and arrangements stipulated by the directors, and the directors may require ev1dence of the authonty of any such officer or attorney. 8.3 The appomtment or revocation of appomtment of a proxy shall not be vahd unless· 19709287 2 EU_BUSINESS

8 3.1 m the case of an appomtment in writmg but not m electromc form, the appomtment ts depostted at such place or one of such places (if any) as may be spectfied for that purpose m or by way of note to the nottce convemng the meetmg or m any appomtment of proxy or other accompanying document sent by the company in relatiOn to the meetmg (or, if no placets so spectfied, at the regtstered office of the company), or 8.3 2 in the case of an appomtment m electromc form, where an address for and manner of commumcat10n wtth the company has been stipulated for that purpose in or by way of note to the notice convening the meetmg or m any other document accompanymg such notice or m any mvttatwn m electromc form to appomt a proxy sent by the company m relation to the meetmg, be recetved at such address or by such means; and 8 3 3 m either case (whether arttcle 8 3.1 or 8 3 2 apphes), the appomtment ts recetved by the company (a) not later than 48 hours before the time appomted for holdmg the meetmg or adjourned meetmg; or (b) in the case of a poll taken more than 48 hours after 1t was demanded, not later than 24 hours before the time appomted for the taking of the poll; or (c) m the case of a poll taken not more than 48 hours after 1t was demanded, at the time at whtch 1t was demanded provtded that (1) an appomtment of a proxy relatmg to more than one meetmg (mcludmg any adjournment thereof) havmg once been so delivered or recetved for the purposes of any meetmg shall not requtre agam to be delivered or recetved m relatwn to any subsequent meetmgs to whtch 1t relates, and (it) the dtrectors, when calculatmg the return penod for proxy forms deposited m accordance wtth these arttcles, shall not be entitled to take account of any part of a day that IS not a workmg day m accordance wtth section 327(3) of the 2006 Act; and 8.3.4 fatling prevtous regtstratwn wtth the company, the power of attorney or other authonty, tf any, under which the appointment of a proxy ts executed, or a notanally certtfied copy or a copy certified m accordance wtth the Power of Attorneys Act 1971 of that power of attorney, or a copy certtfied m some other manner approved by the dtrectors, shall also be depostted or recetved at the regtstered office of the company or such other place as spectfied m accordance wtth the aforementioned provisions of thts arttcle not later than the time by whtch the appomtment of a proxy is required to be depostted or recetved m accordance wtth thts arttcle and subsection (4) of Model Article 44 shall be read and construed accordmgly. 9. DIRECTORS 9.1 The mmtmum number of directors shall be one. In the event of there bemg only one dtrector for the time bemg, such sole dtrector shall have authonty to exerctse all the powers and dtscretwns vested m the dtrectors generally for so long as he remams the sole director. 9.2 Model Arttcle 7 shall be amended by the msertton of the words "for the time bemg" at the end of Model Arttcle 7(2)(a) and the msertwn m Model Article 7(2) of the words "(for so long as he remams the sole dtrector)" after the words "and the dtrector may" 9 3 A dtrector or alternate director shall not requtre any share qualification and any dtrector or alternate dtrector who is not a member of the company shall nevertheless be entitled to recetve notices of and attend and speak at any general meetmg of the company and at any separate meetmg of the holders of any class of shares of the company. 19709287 2 EU_BUSINESS

9 4 Model Article 20 shall be amended by the msert10n of the words "(mcludmg alternate directors and any company secretary)" before the words "properly mcur". 10. APPOINTMENT OF DIRECTORS I 0.1 At any lime or from lime to time the holder or holders of not less than three-quarters m nommal value of such part of the 1ssued share capital of the company as confers the nght for the lime bemg to attend and vote at general meetmgs of the company may, by memorandum in wnting executed by or on behalf of h1m or them and left at or sent to the reg1stered office of the company, or, 1f penmtted by the directors, in electromc form m such manner as the directors may dec1de, appomt any person to be a director or remove from office any director who shall vacate office accordingly. Any such removal shall be w1thout preJUdice to any cla1m such d1rector may have for damages for breach of any contract of service between h1m and the company. I 0 2 In any case where, as a result of death or bankruptcy, the company has no shareholders and no d1rectors, the transm1ttee(s) of the last shareholder to have d1ed or to have a bankruptcy order made agamst h1m (as the case may be) have the nght, by notice m wntmg, to appomt a natural person (mcludmg a transmlttee who is a natural person), who IS willing to act and IS penmtted to do so, to be a director. 11. DISQUALIFICATION AND REMOVAL OF DIRECTORS The office of a director shall be vacated in any of the events set out in Model Article 18 and 1f: 11.1 he shall be removed from office by notice m wnting served upon h1m s1gned by all the other d1rectors but so that 1f he holds an appomtrnent to an executive office wh1ch thereby automatically determmes such removal shall be deemed an act of the company and shall have effect Without preJudice to any claim for damages for breach of any contract of serv1ce between h1m and the company; or II 2 he shall be removed from office under the provlSlons of art1cle I 0 I and Model Art1cle 18 shall be modified accordmgly 12. PROVISION FOR EMPLOYEES W1thout prejud1ce to the provisions of Model Article 19, the directors may establish and mamtam, or procure the establishment and maintenance of, any pens1on or superannuatiOn funds (whether contributory or otherwise) for the benefit of, and g1ve or procure the givmg of donations, gratUities, pens1ons, allowances and emoluments to, any persons (mcludmg directors and other officers) who are or were at any time in the employment or serv1ce of the company, or of any undertakmg wh1ch IS or was a subs1d1ary undertakmg of the company or all1ed to or assocmted w1th the company or any such subsid1ary undertakmg, or of any of the predecessors m business of the company or of any such other undertakmg and the spouses, w1dows, widowers, fam1lies and dependants of any such persons and make payments to, for or towards the insurance of or prov1de benefits otherwise for any such persons. 13. PROCEEDINGS OF DIRECTORS 13 I Subject to the prov1s1ons of these articles, the directors may regulate their proceedmgs as they thmk fit. 19709287 2 EU_BUSINESS

13 2 Subject to articles 9.1 and 13.3, the quorum for the transactiOn ofbusmess at a meetmg of directors IS any two eligible dtrectors. 13 3 For the purposes of any meetmg (or part of a meetmg) held pursuant to article 14 to authonse a director's conflict, tf there IS only one eligible dtrector m office other than the conflicted director(s), the quorum for such meetmg (or part of a meetmg) shall be one eligtble director. 13 4 If the numbers of votes for and agamst a proposal at a meetmg of directors are equal, the chairman or other director chamng the meetmg has a castmg vote. 13.5 Article 13 4 shall not apply m respect of a particular meetmg (or part of a meeting) if, in accordance with these articles, the chatnnan or other director is not an ehgtble director for the purposes of that meetmg (or part of a meetmg). 13 6 A director who IS also an alternate director shall be entitled m the absence of hts appomtor to a separate vote on behalf of his appomtor m additiOn to hts own vote. 13.7 An alternate director who IS not htmselfa director may, tfhts appointor IS not present, be counted towards the quorum. 13.8 Any director for the time bemg absent from the Umted Kmgdom shall be entitled to be gtven reasonable notice of meetings of the directors to such address outside the United Kmgdom as the director may from time to time notify to the company. If a director who IS absent from the Umted Kmgdom does not notify the company of hts overseas address, notice to an address m the Umted Kmgdom as the director may from time to time notify to the company (tfany) will be deemed sufficient notice for the purpose ofthts article. 14. TRANSACTIONS OR OTHER ARRANGEMENTS WITH THE COMPANY SubJect to the 2006 Act and provided he has declared the nature and extent of hts mterest m accordance wtth the reqUirements of the 2006 Act, a director who IS m any way, whether directly or mdtrectly, mterested m an extstmg or proposed transactiOn or arrangement with the company· 14 I may be a party to, or otherwise interested m, any transaction or arrangement With the company or m whtch the company IS otherwise (directly or mduectly) mterested, 14 2 shall be an ehgtble director for the purposes of any proposed decisiOn of the directors (or committee of directors) m respect of such contract or proposed contract m whtch he is mterested; 14 3 shall be entitled to vote at a meeting of directors (or of a committee of the duectors) or participate m any unanimous decision, in respect of such contract or proposed contract m whtch he IS mterested; 14.4 may act by himself or his finn m a professional capacity for the company (otherwise than as auditor) and he or his finn shall be entitled to remuneration for professional services as tfhe were not a director, 14 5 may be a dtrector or other officer of, or employed by, or a party to a transactiOn or arrangement wtth, or otherwise interested m, any body corporate m whtch the company Is otherwise (directly or mdtrectly) mterested, and 14.6 shall not, save as he may otherwise agree, be accountable to the company for any benefit whtch he (or a person connected With htm) denves from any such contract, transaction or arrangement or from any such office or employment or from any mterest m any such body 19709287 2 EU_BUSINESS corporate and no such contract, transaction or arrangement shall be liable to be avotded on the grounds of any such mterest or benefit nor shall the receipt of any such remuneratiOn or other benefit constttute a breach of hts duty under sectiOn 176 of the 2006 Act 15. DIRECTORS' POWERS TO AUTHORISE CONFLICTS OF INTEREST 15.1 The dtrectors may, m accordance with the requtrements set out m thts article 15, authorise any matter proposed to them by any dtrector which would, tf not authonsed, involve a dtrector breachmg hts duty under section 175 of the 2006 Act to avmd a conflict of mterest (a "Conflict") 15 2 Any authonsatwn under thts article 15 wtll be effective only tf: 15 2.1 the matter m questton shall have been proposed by any dtrector for constderatton at a meetmg of dtrectors m the same way that any other matter may be proposed to the dtrectors under the proviSions of these arttcles or m such other manner as the dtrectors may determme; 15 2.2 any reqmrement as to the quorum at the meeting of the dtrectors at whtch the matter ts considered ts met wtthout countmg the dtrector m question; and 15 2 3 the matter was agreed to wtthout hts votmg or would have been agreed to tf hts vote had not been counted. 15 3 Any authonsatlon of a Conflict under thts article 15 may (whether at the time of givmg the authonsation or subsequently). extend to any actual or potential conflict of mterest whtch may reasonably be expected to arise out of the Confltct so authonsed; 15.3.1 15.3 2 be subject to such terms and for such duration, or tmpose such limtts or condttions as the directors may determme; 15.3 3 be terminated or vaned by the dtrectors at any time; and 15.3.4 wtll not affect anythmg done by the director pnor to such termmatlon or vanatlon m accordance with the terms of the authonsation. 15 4 In authorismg a Conflict, the directors may dectde (whether at the ttme of givmg the authonsatton or subsequently) that if a dtrector has obtamed any mformatwn through his mvolvement in the Conflict otherwise than as a dtrector of the company and m respect of whtch he owes a duty of confidentlahty to another person the dtrector is under no obhgatlon to 15.4.1 dtsclose such mformatwn to the directors or to any dtrector or other officer or employee of the company; or 15 4.2 use or apply any such mformatton in performmg hts duttes as a dtrector; where to do so would amount to a breach of that confidence. 15.5 Where the dtrectors authonse a Confltct, they may provtde, wtthout hmttatton (whether at the ttme of gtvmg the authorisation or subsequently), that the drrector: 15 5 I ts excluded from dtscusswns (whether at meetmgs of dtrectors or otherwtse) related to the Confltct; 19709287 2 EU_BUSINESS

15 52 1s not g1ven any documents or other information relatmg to the Confl1ct, and/or 15.5.3 may or may not vote (or may or may not be counted m the quorum) at any future meetmg of d1rectors in relatiOn to any resolution relatmg to the Confl1ct. 15.6 Where the directors authorise a Conflict: 15 6 I the director w1ll be obhged to conduct hunself m accordance w1th any terms imposed by the directors m relatiOn to the Conflict; 15 6 2 the director w1ll not mfrmge any duty he owes to the company by v1rtue of sections 171 to 177 of the 2006 Act prov1ded he acts m accordance w1th such terms, hm1ts and cond1t1ons (1f any) as the directors 1mpose in respect of Its authonsation 15 7 A d1rector IS not reqmred, by reason of bemg a d1rector (or because of the fiduc•ary relationship established by reason of bemg a director), to account to the company for any remuneration, profit or other benefit wh1ch he denves from or m connectiOn w1th a relatwnsh1p mvolving a Conflict wh1ch has been authonsed by the directors or by the company m general meetmg (subject in each case to any terms, limits or conditwns attachmg to that authonsation) and no contract shall be hable to be avo1ded on such grounds 16. ALTERNATE DIRECTORS 16 I Any director may at any time by wntmg under h1s hand and deposited at the registered office of the company, or dehvered at a meetmg of the d1rectors, appomt any person (mcludmg another director) to be h1s alternate d1rector and may in hke manner at any time terminate such appomtment. Such appomtment, unless prevwusly approved by the d1rectors, shall have effect only upon and subject to bemg so approved. 16 2 The appomtment of an alternate d1rector shall determme on the happemng of any event wh1ch, 1f he were a director, would cause h1m to vacate such office or 1f h1s appomtor ceases to be a director 16.3 An alternate drrector shall be entitled to rece1ve nolices of meetings of the directors and shall be entitled to attend and vote as a d1rector at any such meetmg at wh1ch the director appomtmg h•m IS not personally present and generally at such meetmg to perform all the functwns of h1s appomtor as a d1rector and for the purposes of the proceedmgs at such meetmg the prov1s1ons of these articles shall apply as if he (mstead of his appomtor) were a director. 16 4 If an alternate director shall be h1mself a d1rector or shall attend any such meeting as an alternate for more than one director h1s voting nghts shall be cumulative. 16.5 If his appomtor 1s for the time being absent from the Umted Kmgdom or temporarily unable to act through Ill health or d•sab1hty, the execulion by an alternate director of any resolutiOn m wnting of the directors shall be as effeclive as the executiOn by h1s appomtor. 16 6 To such extent as the d1rectors may from lime to lime determme m relatiOn to any committees of the d1rectors, the foregoing prov1s10ns of th1s art1cle 16 shall also apply mutatis mutand1s to any meetmg of such committee ofwh1ch the appomtor of an alternate director IS a member. 16.7 An alternate director shall not (save as prov1ded m th1s article 16) have power to act as a director nor shall he be deemed to be a director for the purposes of these articles, but he 19709287 2 EU_BUSINESS shall be an officer of the company responsible for his own acts and defaults and shall not be deemed to be the agent of the director appomtmg him 16.8 An alternate director shall be entitled to contract and be mterested m and benefit from contracts or arrangements or transactiOns and to be repaid expenses and to be mdemmfied to the same extent mutatis mutandis as 1f he were a director, but he shall not be entitled to receive from the company in respect of h•s appomtment as alternate director any remuneratiOn except only such part (If any) of the remuneration otherwise payable to his appomtor as such appomtor may by notice m wntmg to the company from time to time direct. 17. EXECUTION OF DOCUMENTS 17 I Where the statutes so permit, any document signed by one director and any company secretary, by two directors or by one director m the presence of a witness and expressed to be executed by the company as a deed shall have the same effect as if executed under the common seal provided that no document which makes clear on its face that It IS intended by the person or persons makmg It to have effect as a deed shall be so signed without the authority of the directors or of a committee authonsed by the directors m that behalf The obligation under Model Article 24(5) relatmg to the seahng of share certificates shall be read and construed m accordance With this article. 17 2 If the company has a common seal, It shall be used only with the authonty of the directors or of a committee of the directors and, unless otherWise decided by the directors, shall only be affixed to a document If accompamed by the signature of at least one authorised person m the presence of a witness who attests the signature 17.3 For the purposes of article 17 2, an "authorised person" IS any director of the company, any company secretary or any person authorised by the directors for the purpose of s•gmng documents to which the common seal IS apphed. 18. DIVIDENDS 18.1 Dividends shall be paid accordmg to the amounts pa1d up or credited as paid on the shares on the date of any resolutiOn or the deciSion to declare and pay 1t and Model Article 30(4) shall be read and construed accordmgly. 18 2 The directors may deduct from any dividend payable on or m respect of a share all sums of money presently payable by the holder to the company on any account whatsoever. 19. NOTICES 19.1 Subject to the provisions of the statutes, a notice or other document may be g•ven by the company to any member in writing· 19 I I by hand; or 19 I 2 by sendmg It by pre-paid first class post or, when sending outside the Umted Kingdom, by any means of recorded post, in each case, to h1s registered address, or 19.1 3 by sending it in electromc form to an address or number supplied by him to the company and specified by the member to be used for such purpose; or 19709287 2 EU_BUS!NESS by the company placing such notice or document on a website and sending the member concerned notification of the notice or document on the website In heu of sending the notice or oocument, 19 1.4 save that a share certificate may only be g1ven by the company to a member by a method set out In article 19.1.1 or article 19.1.2. 19.2 In the absence of an address (including an address or number for documents to be sent In electromc form), the member shall not be entitled to receive from the company notice of any meeting. 19.3 In the case of JOint holders of a share, all notices shall be given to the joint holder whose name stands first In the register of members in respect of the JOint holding and notice so given shall be sufficient notice to all the JOint holders. 19 4 Notices shall be deemed to have been received: 1f dehvered by hand, on the day of debvery; 19 4.1 19.4.2 1f sent by first class post, two business days after posting exclusive of the day of posting, 19.4.3 If sent by recorded post outside the Umted Kingdom, five business days after posting exclusive of the day of posting 1f sent by fax, at the time of transmissiOn or, if the time of transmission IS not dunng the addressee's normal business hours, at 9 30 am on the next busmess day and if otherwise sent In electronic form, at the expiratiOn of 48 hours after the time It was sent, and 19.4.4 1f the company has placed such notice on a website, at the time of the notification mentioned In article 19.1.4 1s received (or IS deemed to have been received) 19 4 5 19 5 The proceedings of a meeting shall not be mvalidated where a notice or other document relating to such meeting is only pubhshed for part, but not all, of the requiSite period required by the statutes or IS pubhshed for any part of that time In a place on the website concerned which 1s different to that stated In the notificatiOn mentioned m article 19.1.4 or where there has been a failure to pubhsh the notice or other document throughout the required penod at all or In the stated area of the website and, In each case, such failure IS wholly attnbutable to Circumstances which It would not be reasonable to have expected the company to prevent or avoid. Any notice or other document may only be served on, or delivered to, the company by anyone: 19.6 19.6.1 by sending It through the post In a pre-paid envelope addressed to the company or any officer of the company at the registered office of the company, or such other place In the Umted Kingdom as may from time to time be specified by the company; 19.6 2 by dehvery of It by hand to the registered office of the company or such other place m the United Kmgdom as may from time to time be specified by the company; and 19.6 3 If an address has been specified by the company for such purpose, m electromc form and In proving such service or dehvery, proof that a notice or document In 19709287 2 EU_BUSINESS electromc form was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Admmistrators shall be conclusive evidence that the notice or document was served or delivered notw1thstandmg that the company becomes aware that the member has failed to receive the relevant document or mformat10n for any reason and notw1thstandmg that the company subsequently sends such document or mformat10n m hard copy form by post to the member. 19.7 Nothmg m these articles shall affect any requirement of the statutes that any particular offer, notice or other document be served m any particular manner 19.8 The duectors may from time to time make such arrangements or regulatiOns (1f any) as they, m their absolute discretiOn, thmk fit m relation to the g1vmg of notices or other documents m electromc form by or to the company, the publication of documents on a website and othefWise for the purpose of ImplementatiOn and/or supplementmg the provisions of these articles and the statutes in relatiOn to documents m electromc form or the publicatiOn of documents on a website, and such arrangements and regulatiOns (as the case may be) shall have the same effect as 1fset out m this article 19.8 20. DIRECTORS' INDEMNITY AND INSURANCE 20.1 Subject to the provisiOns of, and so far as may be permitted by, the statutes, but without preJudice to any other indemmty to which he may otherwise be entitled, every person who IS or was at any time a director, alternate director, company secretary or other officer of the company or an associated company shall be entitled to be mdemmfied by and out of the assets of the company agamst all costs, charges, losses, expenses and liabilities mcurred by him m the actual or purported executiOn and/or discharge of h1s duties and/or in the exercise or purported exercise of h1s powers and/or m connection with the activities of the company or an associated company m 1ts capacity of a trustee of an occupational pension scheme (as defined m section 235(6) of the 2006 Act) and/or otherwise m relation to or m connection with his dulles, powers or office mcluding any liability mcurred by him m defendmg any proceedmgs, ciVIl or cnmmal, which relate to anythmg done or omitted, or alleged to have been done or om1tted, by him as an officer or employee of the company or an associated company and m which JUdgement IS given m h1s favour (or the proceedings otherwise disposed of without any findmg or adiTIISSIOn of any matenal breach of duty on his part) or m which he IS acqUitted, or m connectiOn with any application under any statute for relief from liability for negligence, default, breach of duty or breach of trust in relatiOn to the affairs of the company or an associated company in which relief IS granted to h1m by any court ofcompetentJunsdichon 20.2 Model Article 53 shall be amended by the replacement of the words "relevant director" with the words "every person who IS or was at any time a director, alternate director, company secretary or other officer of the company or an associated company" 19709287 2 EU_BUSINESS